EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS THIRD QUARTER 2018 RESULTS

Net earnings of $91.0 million, or $0.41 per common share
Strong quarterly deposit growth of $398.8 million, offset by $250.6 million of intentional run-off from brokered deposits, for net deposit growth of $148.2 million
Operational excellence initiatives helping drive lower expenses, 3Q efficiency ratio improved to 57.06%

PORTLAND, Ore. – October 17, 2018 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $91.0 million for the third quarter of 2018, compared to $66.0 million for the second quarter of 2018 and $63.8 million for the third quarter of 2017. Earnings per diluted common share were $0.41 for the third quarter of 2018, compared to $0.30 for the second quarter of 2018 and $0.29 for the third quarter of 2017.

“Our financial performance improved significantly during the third quarter, driven by stronger net interest income and lower core expenses,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “The benefits from our operational excellence initiatives are starting to take hold, with an 8% reduction in non-interest expense and a 57% quarterly efficiency ratio. Net interest income was also stronger, benefiting from a very strong core deposit quarter, along with continued growth in the loan and lease portfolio. As we continue to build on the foundation of Umpqua Next Gen, our focus remains on completing the operational excellence initiatives and continuing to advance our human digital strategy, which will drive enhanced profitability and long-term shareholder value.”

Notable items that impacted the third quarter 2018 financial results included:

•
$3.5 million in restructuring charges related to operational excellence initiatives, all in professional fees. This compares to $8.2 million in the prior quarter, including $4.1 million in severance-related expense and $4.1 million in professional fees.

•
$7.0 million increase in interest income on taxable investment securities related to a further refinement of accounting methodology on the interest method for residential mortgage-backed securities and collateralized mortgage obligations. In the second quarter of 2018, the Company took an out of period adjustment related to an initial change in accounting methodology, resulting in a decrease in interest income on taxable investment securities of $7.2 million. Excluding the impacts from these adjustments, interest income on taxable investment securities would have increased by $1.7 million over the prior quarter level.

•
$0.2 million positive adjustment related to the fair value change of the MSR asset, compared to a $5.4 million negative adjustment in the prior quarter and a $9.2 million negative adjustment in the same period of the prior year.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

•
$0.2 million gain related to the fair value change of the debt capital market swap derivatives, compared to a gain of $0.3 million in the prior quarter and a loss of $0.2 million in the same period of the prior year.

•	$1.0 million of exit or disposal costs, compared to $2.6 million in the prior quarter and $1.6 million in the same period of the prior year.

•	$0.5 million unrealized holding loss on equity securities, compared to a loss of $1.4 million in the prior quarter and no gain or loss recorded in the same period of the prior year.

Third Quarter 2018 Highlights (compared to prior quarter):

•
Net interest income increased by $16.5 million. Excluding the impact of the changes in accounting methodology to the interest method for residential mortgage-backed securities and collateralized mortgage obligations (see notable items above), net interest income increased by $2.3 million. This increase was primarily attributable to a higher average balance of loans and leases;

•
Provision for loan and lease losses decreased by $1.6 million, driven primarily by improvement in the loan and lease portfolio, while net charge-offs increased by three basis points to 0.25% of average loans and leases (annualized);

•
Non-interest income increased by $0.7 million, reflecting higher gains on portfolio loan sales and a lower unrealized holding loss on equity securities, partially offset by lower residential mortgage banking revenue;

•
Non-interest expense decreased by $16.3 million, driven primarily by lower restructuring charges (see notable items above), lower mortgage banking-related expense, lower salaries and benefits related to operational excellence initiatives and lower exit or disposal costs;

•	Non-performing assets to total assets was 0.37%;

•	Estimated total risk-based capital ratio of 13.7% and estimated Tier 1 common to risk weighted assets ratio of 10.8%; and

•	Increased the quarterly cash dividend by 5% to $0.21 per common share.

Balance Sheet
Total consolidated assets were $26.6 billion as of September 30, 2018, compared to $26.5 billion as of June 30, 2018 and $25.6 billion as of September 30, 2017. Including secured off-balance sheet lines of credit, total available liquidity was $10.8 billion as of September 30, 2018, representing 40% of total assets and 51% of total deposits.

Gross loans and leases were $19.9 billion as of September 30, 2018, an increase of $214.5 million from $19.6 billion as of June 30, 2018. This increase reflects balanced growth within the commercial term, construction & development, multifamily, and residential mortgage loan portfolios. This growth was partially offset by a decline in consumer loans attributable to the Company's decision to wind down its indirect auto loan business, along with $41.7 million of portfolio residential mortgage loans sold.

Total deposits were $20.9 billion as of September 30, 2018, an increase of $148.2 million from $20.7 billion as of June 30, 2018. This increase was attributable to higher balances of non-interest bearing demand, savings and money market deposits, partially offset by lower time deposits related primarily to the intentional run-off of wholesale brokered deposits.

Net Interest Income
Net interest income was $241.4 million for the third quarter of 2018, up $16.5 million from the prior quarter. Excluding the impact of the changes in accounting methodology to the interest method for residential mortgage-backed securities and collateralized mortgage obligations (see notable items above), net interest income would have increased by $2.3 million, which was attributable to higher average balances of loans and leases and interest bearing cash.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

The Company’s net interest margin was 4.09% for the third quarter of 2018, up 20 basis points from 3.89% for the second quarter of 2018. Excluding the impact of the changes in accounting methodology to the interest method for residential mortgage-backed securities and collateralized mortgage obligations (see notable items above), net interest margin would have decreased by 5 basis points on a linked quarter basis. This decrease was primarily attributable to lower accretion related to acquired loans, which decreased to $4.9 million for the third quarter of 2018, compared to $7.9 million in the prior quarter. Excluding the impacts from the accounting change and the lower level of accretion, net interest margin increased by one basis point from the prior quarter level.

Credit Quality
The allowance for loan and lease losses was $144.0 million, or 0.73% of loans and leases, as of September 30, 2018, compared to $144.6 million, or 0.74% of loans and leases, as of June 30, 2018. The provision for loan and lease losses was $11.7 million for the third quarter of 2018, a decrease of $1.6 million from the prior quarter level, driven primarily by an improvement in the loan and lease portfolio. Net charge-offs increased by three basis points to 0.25% of average loans and leases (annualized). As of September 30, 2018, non-performing assets were 0.37% of total assets, compared to 0.34% as of June 30, 2018 and 0.30% as of September 30, 2017.

Non-interest Income
Non-interest income was $72.4 million for the third quarter of 2018, up $0.7 million from the prior quarter, reflecting a higher fair value of the MSR asset (see notable items above), higher gains on portfolio loan sales and a lower unrealized holding loss on equity securities, partially offset by lower net revenue from the origination and sale of residential mortgages.

Net revenue from the origination and sale of residential mortgages was $21.0 million for the third quarter of 2018, down $7.2 million from the prior quarter. This decrease reflects a 10% linked quarter decrease in for-sale mortgage origination volume, and a 58 basis point decrease in the home lending gain on sale margin to 2.77% for the third quarter of 2018. The decrease in the home lending gain on sale margin was primarily related to a decline in the mortgage rate lock pipeline. Of the current quarter’s mortgage production, 82% related to purchase activity, compared to 81% for the prior quarter and 74% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $179.3 million for the third quarter of 2018, down $16.3 million from the prior quarter level. This decrease was driven primarily by lower salaries and benefits expense, resulting from the Company's organizational simplification and design phase of the operational excellence initiatives, along with a $4.7 million decline in restructuring charges, and a $1.8 million decrease in mortgage banking-related expense, consistent with the decrease in mortgage originations. Exit or disposal costs decreased by $1.6 million from the prior quarter level.

Capital
As of September 30, 2018, the Company’s tangible book value per common share1 was $9.95, compared to $9.84 in the prior quarter and $9.66 in the same period of the prior year. During the third quarter of 2018, the Company increased its quarterly cash dividend by 5% to $0.21 per common share.

The Company’s estimated total risk-based capital ratio was 13.7% and its estimated Tier 1 common to risk weighted assets ratio was 10.8% as of September 30, 2018. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2018 are estimates, pending completion and filing of the Company’s regulatory reports.

Presentation of Prior Period Financials
Certain prior period amounts in the financial statements presented in this earnings release have been re-stated from prior earnings releases, due to prior period adjustments as disclosed in the notes to the financial statements for the June 30, 2018 Form 10-Q. Additional explanation will be included in Note 1 to the financial statements for the quarter ended September 30, 2018 as part of the Form 10-Q.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Total shareholders' equity	$4,003,893	$3,981,087	$3,969,767	$3,969,367	$3,946,461
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	25,506	27,047	28,589	30,130	31,819
Tangible common shareholders' equity	$2,190,736	$2,166,389	$2,153,527	$2,151,586	$2,126,991
Total assets	$26,615,067	$26,480,601	$25,816,402	$25,680,447	$25,632,339
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	25,506	27,047	28,589	30,130	31,819
Tangible assets	$24,801,910	$24,665,903	$24,000,162	$23,862,666	$23,812,869
Common shares outstanding at period end	220,238	220,205	220,461	220,149	220,225

Total shareholders' equity to total assets ratio	15.04%	15.03%	15.38%	15.46%	15.40%
Tangible common equity ratio	8.83%	8.78%	8.97%	9.02%	8.93%
Book value per common share	$18.18	$18.08	$18.01	$18.03	$17.92
Tangible book value per common share	$9.95	$9.84	$9.77	$9.77	$9.66

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon, and Pivotus Ventures, an enterprise software and innovation company headquartered in Silicon Valley. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its third quarter 2018 earnings conference call on Thursday, October 18, 2018, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its third quarter 2018 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (888) 220-8474 ten minutes prior to the start time and enter conference ID: 3108656. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 3108656. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about corporate initiatives and related profitability and cost savings. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives on time and in amounts projected; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$246,410	$242,123	$229,488	$225,538	$226,068	2%	9%
Interest and dividends on investments:
Taxable	24,435	8,499	15,699	14,857	13,979	188%	75%
Exempt from federal income tax	2,048	2,057	2,128	2,121	2,125	0%	(4)%
Dividends	549	433	468	386	357	27%	54%
Temporary investments and interest bearing deposits	2,800	2,080	1,164	1,565	934	35%	200%
Total interest income	276,242	255,192	248,947	244,467	243,463	8%	13%
Interest expense:
Deposits	25,692	21,259	15,610	13,241	12,052	21%	113%
Securities sold under agreement to repurchase and federal funds purchased	103	155	63	43	81	(34)%	27%
Term debt	3,439	3,478	3,361	3,496	3,491	(1)%	(1)%
Junior subordinated debentures	5,640	5,400	4,932	4,734	4,628	4%	22%
Total interest expense	34,874	30,292	23,966	21,514	20,252	15%	72%
Net interest income	241,368	224,900	224,981	222,953	223,211	7%	8%
Provision for loan and lease losses	11,711	13,319	13,656	12,928	11,997	(12)%	(2)%
Non-interest income:
Service charges on deposits	15,574	15,520	14,995	15,413	15,849	0%	(2)%
Brokerage revenue	3,947	4,161	4,194	4,226	3,832	(5)%	3%
Residential mortgage banking revenue, net	31,484	33,163	38,438	42,118	33,430	(5)%	(6)%
Gain (loss) on sale of investment securities, net	—	14	—	—	(6)	(100)%	(100)%
Unrealized holding losses on equity securities	(462)	(1,432)	—	—	—	(68)%	nm
Gain on loan sales, net	2,772	1,348	1,230	3,688	9,260	106%	(70)%
Loss on junior subordinated debentures carried at fair value	—	—	—	(10,010)	(1,590)	0%	(100)%
BOLI income	2,051	2,060	2,070	2,015	2,041	0%	0%
Other income	17,022	16,817	17,640	13,000	13,877	1%	23%
Total non-interest income	72,388	71,651	78,567	70,450	76,693	1%	(6)%
Non-interest expense:
Salaries and employee benefits	103,575	113,340	106,551	114,414	108,732	(9)%	(5)%
Occupancy and equipment, net	36,530	37,584	38,661	37,269	37,648	(3)%	(3)%
Intangible amortization	1,541	1,542	1,541	1,689	1,689	0%	(9)%
FDIC assessments	4,303	4,692	4,480	2,075	4,405	(8)%	(2)%
Gain on other real estate owned, net	(128)	(92)	(38)	(83)	(99)	39%	29%
Merger related expenses	—	—	—	—	6,664	0%	(100)%
Other expenses	33,471	38,506	34,918	37,422	29,315	(13)%	14%
Total non-interest expense	179,292	195,572	186,113	192,786	188,354	(8)%	(5)%
Income before provision for income taxes	122,753	87,660	103,779	87,689	99,553	40%	23%
Provision for income taxes	31,772	21,661	24,807	12,438	35,746	47%	(11)%
Net income	90,981	65,999	78,972	75,251	63,807	38%	43%
Dividends and undistributed earnings allocated to participating securities	5	4	6	15	14	25%	(64)%
Net earnings available to common shareholders	$90,976	$65,995	$78,966	$75,236	$63,793	38%	43%

Weighted average basic shares outstanding	220,224	220,283	220,370	220,194	220,215	0%	0%
Weighted average diluted shares outstanding	220,620	220,647	220,825	220,873	220,755	0%	0%
Earnings per common share – basic	$0.41	$0.30	$0.36	$0.34	$0.29	37%	41%
Earnings per common share – diluted	$0.41	$0.30	$0.36	$0.34	$0.29	37%	41%

nm = not meaningful

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Nine Months Ended		% Change
(In thousands, except per share data)	Sep 30, 2018	Sep 30, 2017	Year over Year
Interest income
Loans and leases	$718,021	$645,780	11%
Interest and dividends on investments:
Taxable	48,633	43,130	13%
Exempt from federal income tax	6,233	6,604	(6)%
Dividends	1,450	1,105	31%
Temporary investments and interest bearing deposits	6,044	2,815	115%
Total interest income	780,381	699,434	12%
Interest expense
Deposits	62,561	32,341	93%
Securities sold under agreement to repurchase and federal funds purchased	321	432	(26)%
Term debt	10,278	10,663	(4)%
Junior subordinated debentures	15,972	13,266	20%
Total interest expense	89,132	56,702	57%
Net interest income	691,249	642,732	8%
Provision for loan and lease losses	38,686	34,326	13%
Non-interest income
Service charges on deposits	46,089	46,056	0%
Brokerage revenue	12,302	11,857	4%
Residential mortgage banking revenue, net	103,085	94,158	9%
Gain on sale of investment securities, net	14	27	(48)%
Unrealized holding losses on equity securities	(1,894)	—	nm
Gain on loan sales, net	5,350	14,324	(63)%
Loss on junior subordinated debentures carried at fair value	—	(4,717)	(100)%
BOLI income	6,181	6,199	0%
Other income	51,479	40,133	28%
Total non-interest income	222,606	208,037	7%
Non-interest expense
Salaries and employee benefits	323,466	323,766	0%
Occupancy and equipment, net	112,775	113,276	0%
Intangible amortization	4,624	5,067	(9)%
FDIC assessments	13,475	12,939	4%
Gain on other real estate owned, net	(258)	(474)	(46)%
Merger related expenses	—	9,324	(100)%
Other expenses	106,895	91,191	17%
Total non-interest expense	560,977	555,089	1%
Income before provision for income taxes	314,192	261,354	20%
Provision for income taxes	78,240	94,292	(17)%
Net income	235,952	167,062	41%
Dividends and undistributed earnings allocated to participating securities	15	40	(63)%
Net earnings available to common shareholders	$235,937	$167,022	41%

Weighted average basic shares outstanding	220,292	220,270	0%
Weighted average diluted shares outstanding	220,751	220,793	0%
Earnings per common share – basic	$1.07	$0.76	41%
Earnings per common share – diluted	$1.07	$0.76	41%

nm = not meaningful

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$308,938	$314,513	$304,681	$330,856	$304,760	(2)%	1%
Interest bearing cash and temporary investments	570,321	488,499	264,508	303,424	540,806	17%	5%
Investment securities:
Equity and other, at fair value	62,454	64,297	63,295	12,255	11,919	(3)%	424%
Available for sale, at fair value	2,864,394	2,854,398	2,947,414	3,065,769	3,047,358	0%	(6)%
Held to maturity, at amortized cost	3,672	3,586	3,667	3,803	3,905	2%	(6)%
Loans held for sale, at fair value	289,537	432,642	299,739	259,518	417,470	(33)%	(31)%
Loans and leases	19,854,033	19,639,494	19,255,348	19,019,192	18,614,438	1%	7%
Allowance for loan and lease losses	(144,026)	(144,556)	(141,933)	(140,608)	(139,503)	0%	3%
Loans and leases, net	19,710,007	19,494,938	19,113,415	18,878,584	18,474,935	1%	7%
Restricted equity securities	40,269	42,320	43,501	43,508	45,509	(5)%	(12)%
Premises and equipment, net	237,456	245,954	259,354	269,182	276,316	(3)%	(14)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	25,506	27,047	28,589	30,130	31,819	(6)%	(20)%
Residential mortgage servicing rights, at fair value	175,038	166,217	164,760	153,151	141,225	5%	24%
Other real estate owned	11,774	12,101	13,055	11,734	4,160	(3)%	183%
Bank owned life insurance	311,922	309,844	307,745	306,864	305,572	1%	2%
Other assets	216,128	236,594	215,028	224,018	238,934	(9)%	(10)%
Total assets	$26,615,067	$26,480,601	$25,816,402	$25,680,447	$25,632,339	1%	4%
Liabilities:
Deposits	$20,892,774	$20,744,526	$20,106,856	$19,948,300	$19,851,910	1%	5%
Securities sold under agreements to repurchase	286,975	273,666	291,984	294,299	321,542	5%	(11)%
Term debt	751,764	801,739	801,868	802,357	852,306	(6)%	(12)%
Junior subordinated debentures, at fair value	282,846	280,669	278,410	277,155	266,875	1%	6%
Junior subordinated debentures, at amortized cost	88,781	88,838	88,895	100,609	100,690	0%	(12)%
Deferred tax liability, net	22,413	27,255	24,151	21,930	26,898	(18)%	(17)%
Other liabilities	285,621	282,821	254,471	266,430	265,657	1%	8%
Total liabilities	22,611,174	22,499,514	21,846,635	21,711,080	21,685,878	0%	4%
Shareholders' equity:
Common stock	3,510,949	3,509,146	3,515,506	3,517,258	3,516,558	0%	0%
Retained earnings	568,619	524,031	502,215	477,101	437,427	9%	30%
Accumulated other comprehensive loss	(75,675)	(52,090)	(47,954)	(24,992)	(7,524)	45%	906%
Total shareholders' equity	4,003,893	3,981,087	3,969,767	3,969,367	3,946,461	1%	1%
Total liabilities and shareholders' equity	$26,615,067	$26,480,601	$25,816,402	$25,680,447	$25,632,339	1%	4%

Common shares outstanding at period end	220,238	220,205	220,461	220,149	220,225	0%	0%
Book value per common share	$18.18	$18.08	$18.01	$18.03	$17.92	1%	1%
Tangible book value per common share	$9.95	$9.84	$9.77	$9.77	$9.66	1%	3%
Tangible equity - common	$2,190,736	$2,166,389	$2,153,527	$2,151,586	$2,126,991	1%	3%
Tangible common equity to tangible assets	8.83%	8.78%	8.97%	9.02%	8.93%	0.05	(0.10)

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,527,357	$3,518,982	$3,519,366	$3,483,197	$3,466,977	0%	2%
Owner occupied term, net	2,474,845	2,473,734	2,464,705	2,476,654	2,456,216	0%	1%
Multifamily, net	3,225,538	3,185,923	3,103,794	3,060,616	2,965,722	1%	9%
Construction & development, net	646,684	568,562	522,670	540,696	521,656	14%	24%
Residential development, net	198,518	183,114	179,954	165,941	186,399	8%	7%
Commercial:
Term, net	2,149,376	2,106,658	2,025,052	1,944,925	1,819,395	2%	18%
Lines of credit & other, net	1,133,508	1,152,853	1,147,123	1,166,275	1,134,857	(2)%	0%
Leases & equipment finance, net	1,282,128	1,265,843	1,228,709	1,167,503	1,137,733	1%	13%
Residential real estate:
Mortgage, net	3,468,569	3,405,775	3,275,088	3,182,888	3,084,709	2%	12%
Home equity loans & lines, net	1,143,351	1,132,329	1,103,048	1,097,877	1,073,144	1%	7%
Consumer & other, net	604,159	645,721	685,839	732,620	767,630	(6)%	(21)%
Total, net of deferred fees and costs	$19,854,033	$19,639,494	$19,255,348	$19,019,192	$18,614,438	1%	7%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	18%	18%	18%	18%	19%
Owner occupied term, net	13%	13%	13%	13%	13%
Multifamily, net	16%	16%	16%	16%	16%
Construction & development, net	3%	3%	3%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	11%	11%	11%	10%	10%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	6%	6%	6%	6%	6%
Residential real estate:
Mortgage, net	17%	17%	17%	17%	17%
Home equity loans & lines, net	6%	6%	6%	6%	6%
Consumer & other, net	3%	3%	3%	4%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,859,411	$6,819,325	$6,699,399	$6,505,628	$6,571,471	1%	4%
Demand, interest bearing	2,320,560	2,321,691	2,354,873	2,384,133	2,394,240	0%	(3)%
Money market	6,325,808	6,161,907	6,546,704	7,037,891	6,700,261	3%	(6)%
Savings	1,499,872	1,465,154	1,482,560	1,446,860	1,444,801	2%	4%
Time	3,887,123	3,976,449	3,023,320	2,573,788	2,741,137	(2)%	42%
Total	$20,892,774	$20,744,526	$20,106,856	$19,948,300	$19,851,910	1%	5%

Total core deposits (1)	$18,012,992	$17,743,888	$18,007,169	$18,263,802	$18,005,730	2%	0%

Deposit mix:
Demand, non-interest bearing	33%	33%	33%	33%	33%
Demand, interest bearing	11%	11%	12%	12%	12%
Money market	30%	30%	33%	35%	34%
Savings	7%	7%	7%	7%	7%
Time	19%	19%	15%	13%	14%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	404,913	402,771	399,721	397,427	394,755
Demand, interest bearing	77,546	77,918	78,181	78,853	79,899
Money market	55,895	55,393	54,752	55,175	55,659
Savings	162,387	162,414	162,841	162,453	162,556
Time	52,482	51,073	48,529	46,861	47,129
Total	753,223	749,569	744,024	740,769	739,998

Average balance per account:
Demand, non-interest bearing	$16.9	$16.9	$16.8	$16.4	$16.6
Demand, interest bearing	29.9	29.8	30.1	30.2	30.0
Money market	113.2	111.2	119.6	127.6	120.4
Savings	9.2	9.0	9.1	8.9	8.9
Time	74.1	77.9	62.3	54.9	58.2
Total	$27.7	$27.7	$27.0	$26.9	$26.8

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$54,059	$43,392	$45,702	$51,355	$44,478	25%	22%
Loans and leases past due 90+ days and accruing (1)	33,812	34,535	25,456	30,963	29,058	(2)%	16%
Total non-performing loans and leases	87,871	77,927	71,158	82,318	73,536	13%	19%
Other real estate owned	11,774	12,101	13,055	11,734	4,160	(3)%	183%
Total non-performing assets	$99,645	$90,028	$84,213	$94,052	$77,696	11%	28%

Performing restructured loans and leases	$14,531	$27,167	$31,677	$32,168	$45,830	(47)%	(68)%
Loans and leases past due 31-89 days	$33,825	$44,734	$38,569	$43,853	$32,164	(24)%	5%
Loans and leases past due 31-89 days to total loans and leases	0.17%	0.23%	0.20%	0.23%	0.17%
Non-performing loans and leases to total loans and leases (1)	0.44%	0.40%	0.37%	0.43%	0.40%
Non-performing assets to total assets(1)	0.37%	0.34%	0.33%	0.37%	0.30%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $8.0 million, $9.2 million, $6.3 million, $12.4 million, and $12.3 million at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$144,556	$141,933	$140,608	$139,503	$136,867
Provision for loan and lease losses	11,711	13,319	13,656	12,928	11,997	(12)%	(2)%
Charge-offs	(15,896)	(14,815)	(15,812)	(15,751)	(13,222)	7%	20%
Recoveries	3,655	4,119	3,481	3,928	3,861	(11)%	(5)%
Net charge-offs	(12,241)	(10,696)	(12,331)	(11,823)	(9,361)	14%	31%
Total allowance for loan and lease losses	144,026	144,556	141,933	140,608	139,503	0%	3%
Reserve for unfunded commitments	4,294	4,130	4,129	3,963	3,932	4%	9%
Total allowance for credit losses	$148,320	$148,686	$146,062	$144,571	$143,435	0%	3%

Net charge-offs to average loans and leases (annualized)	0.25%	0.22%	0.26%	0.25%	0.20%
Recoveries to gross charge-offs	22.99%	27.80%	22.01%	24.94%	29.20%
Allowance for loan and lease losses to loans and leases	0.73%	0.74%	0.74%	0.74%	0.75%
Allowance for credit losses to loans and leases	0.75%	0.76%	0.76%	0.76%	0.77%

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2018	Sep 30, 2017	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$140,608	$133,984
Provision for loan and lease losses	38,686	34,326	13%
Charge-offs	(46,523)	(40,168)	16%
Recoveries	11,255	11,361	(1)%
Net charge-offs	(35,268)	(28,807)	22%
Total allowance for loan and lease losses	144,026	139,503	3%
Reserve for unfunded commitments	4,294	3,932	9%
Total allowance for credit losses	$148,320	$143,435	3%

Net charge-offs to average loans and leases (annualized)	0.24%	0.21%
Recoveries to gross charge-offs	24.19%	28.28%

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	5.27%	4.86%	4.21%	3.99%	3.89%	0.41	1.38
Yield on loans and leases	4.89%	4.91%	4.80%	4.72%	4.78%	(0.02)	0.11
Yield on taxable investments	3.72%	1.31%	2.31%	2.17%	2.00%	2.41	1.72
Yield on tax-exempt investments (1)	3.61%	3.64%	3.68%	4.49%	4.59%	(0.03)	(0.98)
Yield on interest bearing cash and temporary investments	1.99%	1.82%	1.55%	1.22%	1.47%	0.17	0.52
Total yield on earning assets (1)	4.67%	4.41%	4.43%	4.31%	4.36%	0.26	0.31

Cost of interest bearing deposits	0.73%	0.62%	0.47%	0.40%	0.36%	0.11	0.37
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.15%	0.22%	0.08%	0.06%	0.10%	(0.07)	0.05
Cost of term debt	1.73%	1.74%	1.70%	1.67%	1.63%	(0.01)	0.10
Cost of junior subordinated debentures	6.06%	5.89%	5.36%	5.11%	5.02%	0.17	1.04
Total cost of interest bearing liabilities	0.90%	0.80%	0.65%	0.58%	0.55%	0.10	0.35

Net interest spread (1)	3.77%	3.61%	3.78%	3.73%	3.81%	0.16	(0.04)
Net interest margin (1)	4.09%	3.89%	4.00%	3.93%	4.00%	0.20	0.09

Performance Ratios:
Return on average assets	1.36%	1.02%	1.25%	1.17%	1.00%	0.34	0.36
Return on average tangible assets	1.46%	1.09%	1.35%	1.26%	1.08%	0.37	0.38
Return on average common equity	9.00%	6.64%	8.06%	7.54%	6.41%	2.36	2.59
Return on average tangible common equity	16.42%	12.18%	14.84%	13.93%	11.90%	4.24	4.52
Efficiency ratio – Consolidated	57.06%	65.84%	61.21%	65.46%	62.58%	(8.78)	(5.52)
Efficiency ratio – Bank	54.70%	63.04%	59.24%	61.61%	60.60%	(8.34)	(5.90)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate for 2018 and a 35% tax rate for 2017.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Nine Months Ended		% Change
	Sep 30, 2018	Sep 30, 2017	Year over Year
Average Rates:
Yield on loans held for sale	4.81%	3.67%	1.14
Yield on loans and leases	4.87%	4.72%	0.15
Yield on taxable investments	2.44%	2.06%	0.38
Yield on tax-exempt investments (1)	3.65%	4.66%	(1.01)
Yield on interest bearing cash and temporary investments	1.83%	0.96%	0.87
Total yield on earning assets (1)	4.51%	4.29%	0.22

Cost of interest bearing deposits	0.61%	0.33%	0.28
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.15%	0.16%	(0.01)
Cost of term debt	1.72%	1.67%	0.05
Cost of junior subordinated debentures	5.77%	4.87%	0.90
Total cost of interest bearing liabilities	0.79%	0.52%	0.27

Net interest spread (1)	3.72%	3.77%	(0.05)
Net interest margin (1)	4.00%	3.94%	0.06

Performance Ratios:
Return on average assets	1.21%	0.90%	0.31
Return on average tangible assets	1.30%	0.97%	0.33
Return on average common equity	7.90%	5.70%	2.20
Return on average tangible common equity	14.49%	10.65%	3.84
Efficiency ratio – Consolidated	61.29%	64.98%	(3.69)
Efficiency ratio – Bank	58.91%	62.78%	(3.87)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate for 2018 and a 35% tax rate for 2017.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$558,597	$458,133	$303,670	$509,187	$253,015	22%	121%
Investment securities, taxable	2,687,635	2,723,406	2,793,449	2,804,530	2,867,292	(1)%	(6)%
Investment securities, tax-exempt	278,937	279,158	286,603	286,345	281,139	0%	(1)%
Loans held for sale	320,494	326,427	267,231	370,564	420,282	(2)%	(24)%
Loans and leases	19,709,113	19,387,537	19,089,713	18,703,202	18,471,446	2%	7%
Total interest earning assets	23,554,776	23,174,661	22,740,666	22,673,828	22,293,174	2%	6%
Goodwill and other intangible assets, net	1,814,000	1,815,529	1,817,068	1,818,730	1,820,394	0%	0%
Total assets	26,461,526	26,076,142	25,625,869	25,599,516	25,245,613	1%	5%

Non-interest bearing demand deposits	6,865,676	6,645,689	6,450,364	6,611,493	6,354,591	3%	8%
Interest bearing deposits	13,897,141	13,745,089	13,492,965	13,281,502	13,155,462	1%	6%
Total deposits	20,762,817	20,390,778	19,943,329	19,892,995	19,510,053	2%	6%
Interest bearing liabilities	15,331,529	15,199,900	14,971,759	14,790,883	14,705,842	1%	4%

Shareholders’ equity - common	4,011,856	3,988,825	3,974,788	3,960,987	3,946,559	1%	2%
Tangible common equity (1)	2,197,856	2,173,296	2,157,720	2,142,257	2,126,165	1%	3%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2018	Sep 30, 2017	Year over Year
Temporary investments and interest bearing cash	$441,067	$392,399	12%
Investment securities, taxable	2,734,443	2,866,842	(5)%
Investment securities, tax-exempt	281,538	286,693	(2)%
Loans held for sale	304,912	388,263	(21)%
Loans and leases	19,397,476	17,989,577	8%
Total interest earning assets	23,159,436	21,923,774	6%
Goodwill and other intangible assets, net	1,815,521	1,822,063	0%
Total assets	26,055,479	24,897,096	5%

Non-interest bearing demand deposits	6,655,431	6,065,119	10%
Interest bearing deposits	13,713,213	13,104,218	5%
Total deposits	20,368,644	19,169,337	6%
Interest bearing liabilities	15,169,048	14,675,845	3%

Shareholders’ equity - common	3,991,773	3,918,978	2%
Tangible common equity (1)	2,176,252	2,096,915	4%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation Average Rates and Balances
(unaudited)
(dollars in thousands)	Quarter Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$320,494	$4,220	5.27%	$326,427	$3,967	4.86%	$420,282	$4,090	3.89%
Loans and leases (1)	19,709,113	242,190	4.89%	19,387,537	238,156	4.91%	18,471,446	221,978	4.78%
Taxable securities	2,687,635	24,984	3.72%	2,723,406	8,932	1.31%	2,867,292	14,336	2.00%
Non-taxable securities (2)	278,937	2,519	3.61%	279,158	2,539	3.64%	281,139	3,223	4.59%
Temporary investments and interest-bearing cash	558,597	2,800	1.99%	458,133	2,080	1.82%	253,015	934	1.47%
Total interest-earning assets	23,554,776	$276,713	4.67%	23,174,661	255,674	4.41%	22,293,174	$244,561	4.36%
Allowance for loan and lease losses	(145,873)			(144,598)			(138,924)
Other assets	3,052,623			3,046,079			3,091,363
Total assets	$26,461,526			$26,076,142			$25,245,613
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,369,092	$2,241	0.38%	$2,322,359	$1,565	0.27%	$2,358,102	$1,066	0.18%
Money market deposits	6,150,199	6,820	0.44%	6,332,372	5,896	0.37%	6,625,514	3,323	0.20%
Savings deposits	1,483,687	452	0.12%	1,456,625	252	0.07%	1,441,931	172	0.05%
Time deposits	3,894,163	16,179	1.65%	3,633,733	13,546	1.50%	2,729,915	7,491	1.09%
Total interest-bearing deposits	13,897,141	25,692	0.73%	13,745,089	21,259	0.62%	13,155,462	12,052	0.36%
Repurchase agreements and federal funds purchased	278,131	103	0.15%	285,338	155	0.22%	332,246	81	0.10%
Term debt	787,074	3,439	1.73%	801,768	3,478	1.74%	852,250	3,491	1.63%
Junior subordinated debentures	369,183	5,640	6.06%	367,705	5,400	5.89%	365,884	4,628	5.02%
Total interest-bearing liabilities	15,331,529	$34,874	0.90%	15,199,900	$30,292	0.80%	14,705,842	$20,252	0.55%
Non-interest-bearing deposits	6,865,676			6,645,689			6,354,591
Other liabilities	252,465			241,728			238,621
Total liabilities	22,449,670			22,087,317			21,299,054
Common equity	4,011,856			3,988,825			3,946,559
Total liabilities and shareholders' equity	$26,461,526			$26,076,142			$25,245,613
NET INTEREST INCOME		$241,839			$225,382			$224,309
NET INTEREST SPREAD			3.77%			3.61%			3.81%
AVERAGE YIELD ON EARNING ASSETS (1), (2)			4.67%			4.41%			4.36%
INTEREST EXPENSE TO EARNING ASSETS			0.58%			0.52%			0.36%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			4.09%			3.89%			4.00%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate for 2018 and a 35% tax rate for 2017. The amount of such adjustment was an addition to recorded income of approximately $471,000 for the three months ended September 30, 2018 as compared to $482,000 for June 30, 2018 and $1.1 million for September 30, 2017.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation Average Rates and Balances
(unaudited)
(dollars in thousands)	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$304,912	$11,002	4.81%	$388,263	$10,678	3.67%
Loans and leases (1)	19,397,476	707,019	4.87%	17,989,577	635,102	4.72%
Taxable securities	2,734,443	50,083	2.44%	2,866,842	44,235	2.06%
Non-taxable securities (2)	281,538	7,697	3.65%	286,693	10,029	4.66%
Temporary investments and interest-bearing cash	441,067	6,044	1.83%	392,399	2,815	0.96%
Total interest-earning assets	23,159,436	$781,845	4.51%	21,923,774	$702,859	4.29%
Allowance for loan and lease losses	(144,306)			(137,538)
Other assets	3,040,349			3,110,860
Total assets	$26,055,479			$24,897,096
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,338,396	$5,016	0.29%	$2,312,201	$2,509	0.15%
Money market deposits	6,460,770	18,429	0.38%	6,725,754	8,967	0.18%
Savings deposits	1,467,866	866	0.08%	1,402,942	446	0.04%
Time deposits	3,446,181	38,250	1.48%	2,663,321	20,419	1.03%
Total interest-bearing deposits	13,713,213	62,561	0.61%	13,104,218	32,341	0.33%
Repurchase agreements and federal funds purchased	288,751	321	0.15%	354,955	432	0.16%
Term debt	796,991	10,278	1.72%	852,285	10,663	1.67%
Junior subordinated debentures	370,093	15,972	5.77%	364,387	13,266	4.87%
Total interest-bearing liabilities	15,169,048	$89,132	0.79%	14,675,845	$56,702	0.52%
Non-interest-bearing deposits	6,655,431			6,065,119
Other liabilities	239,227			237,154
Total liabilities	22,063,706			20,978,118
Common equity	3,991,773			3,918,978
Total liabilities and shareholders' equity	$26,055,479			$24,897,096
NET INTEREST INCOME		$692,713			$646,157
NET INTEREST SPREAD			3.72%			3.77%
AVERAGE YIELD ON EARNING ASSETS (1), (2)			4.51%			4.29%
INTEREST EXPENSE TO EARNING ASSETS			0.51%			0.35%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			4.00%			3.94%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate for 2018 and a 35% tax rate for 2017. The amount of such adjustment was an addition to recorded income of approximately $1.5 million for the nine months ended September 30, 2018 as compared to $3.4 million for the same period in 2017.

Umpqua Reports Third Quarter 2018 Results
October 17, 2018

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$15,810,455	$15,508,182	$15,442,915	$15,336,597	$15,007,942	2%	5%
MSR asset, at fair value	175,038	166,217	164,760	153,151	141,225	5%	24%
MSR as % of serviced portfolio	1.11%	1.07%	1.07%	1.00%	0.94%	0.04	0.17
Residential mortgage banking revenue:
Origination and sale	$20,983	$28,159	$22,837	$29,864	$32,784	(25)%	(36)%
Servicing	10,302	10,407	10,522	10,287	9,879	(1)%	4%
Change in fair value of MSR asset	199	(5,403)	5,079	1,967	(9,233)	(104)%	(102)%
Total	$31,484	$33,163	$38,438	$42,118	$33,430	(5)%	(6)%

Closed loan volume:
Closed loan volume - portfolio	$323,941	$294,581	$237,783	$265,718	$336,362	10%	(4)%
Closed loan volume - for-sale	756,924	839,489	687,226	850,453	891,063	(10)%	(15)%
Closed loan volume - total	$1,080,865	$1,134,070	$925,009	$1,116,171	$1,227,425	(5)%	(12)%

Gain on sale margin:
Based on for-sale volume	2.77%	3.35%	3.32%	3.51%	3.68%	(0.58)	(0.91)

	Nine Months Ended		% Change
(Dollars in thousands)	Sep 30, 2018	Sep 30, 2017	Year over Year
Residential mortgage banking revenue:
Origination and sale	$71,979	$89,816	(20)%
Servicing	31,231	29,576	6%
Change in fair value of MSR asset	(125)	(25,234)	(100)%
Total	$103,085	$94,158	9%

Closed loan volume:
Closed loan volume - portfolio	$856,305	$893,718	(4)%
Closed loan volume - for-sale	2,283,639	2,563,978	(11)%
Closed loan volume - total	$3,139,944	$3,457,696	(9)%

Gain on sale margin:
Based on for-sale volume	3.15%	3.50%	(0.35)

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